EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Apex Silver Mines Limited (the "Company") on Form 10-Q for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 11, 2004	By:	/s/ Jeffrey G. Clevenger
Jeffrey G. Clevenger
Chief Executive Officer

Date: November 11, 2004	By:	/s/ Mark A. Lettes
Mark A. Lettes
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Apex Silver Mines Limited and will be retained by Apex Silver Mines Limited and furnished to the Securities and Exchange Commission or its staff upon request.